Exhibit 31.1

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, John T. Thomas, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Physicians Realty Trust for the three and nine month periods ended September 30, 2015; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 13, 2015	/s/ John T. Thomas
John T. Thomas
Chief Executive Officer and President (Principal Executive Officer)